AMENDED AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                     BY AND AMONG

                     AMBANC CORP.,
                AN INDIANA CORPORATION,


                FIRST ROBINSON BANCORP,
               AN ILLINOIS CORPORATION,


                      FRB CORP.,
                AN INDIANA CORPORATION,


         THE FIRST NATIONAL BANK IN ROBINSON,
            A NATIONAL BANKING ASSOCIATION,


                          AND


           FARMERS' STATE BANK OF PALESTINE,
      AN ILLINOIS STATE-CHARTERED COMMERCIAL BANK





                                  Dated:  June 19, 1995















                     Exhibit 99-B

                   TABLE OF CONTENTS

                                                   Page
ARTICLE ONE
TERMS OF THE MERGERS. . . . . . . . . . . . . . . .   7
     SECTION 1.01.  TERMS OF THE BANK MERGER. . . .   7
     SECTION 1.02.  EFFECT OF THE BANK MERGER . . .   8
     SECTION 1.03.  CONVERSION AND EXCHANGE OF
          SHARES:  THE BANK MERGER. . . . . . . . .  10
     SECTION 1.04.  TERMS OF THE HOLDING COMPANY
          MERGER. . . . . . . . . . . . . . . . . .  10
     SECTION 1.05.  EFFECT OF THE HOLDING COMPANY
          MERGER. . . . . . . . . . . . . . . . . .  10
     SECTION 1.06.  CONVERSION AND EXCHANGE OF
          SHARES:  THE HOLDING COMPANY MERGER . . .  11

ARTICLE TWO
REPRESENTATIONS OF ROBINSON . . . . . . . . . . . .  11
     SECTION 2.01.  ORGANIZATION AND CAPITAL
          STOCK . . . . . . . . . . . . . . . . . .  12
     SECTION 2.02.  AUTHORIZATION; NO DEFAULTS. . .  13
     SECTION 2.03.  SUBSIDIARY. . . . . . . . . . .  14
     SECTION 2.04.  FINANCIAL INFORMATION . . . . .  15
     SECTION 2.05.  ABSENCE OF CHANGES. . . . . . .  16
     SECTION 2.06.  AGREEMENTS WITH BANKING
          AUTHORITIES . . . . . . . . . . . . . . .  16
     SECTION 2.07.  TAX MATTERS . . . . . . . . . .  17
     SECTION 2.08.  LITIGATION. . . . . . . . . . .  17
     SECTION 2.09.  EMPLOYMENT AGREEMENTS . . . . .  18
     SECTION 2.10.  REPORTS . . . . . . . . . . . .  18
     SECTION 2.11.  INVESTMENT PORTFOLIO. . . . . .  19
     SECTION 2.12.  LOAN PORTFOLIO. . . . . . . . .  20
     SECTION 2.13.  EMPLOYEE MATTERS AND ERISA. . .  21
     SECTION 2.14.  TITLE TO PROPERTIES;
          INSURANCE . . . . . . . . . . . . . . . .  23
     SECTION 2.15.  ENVIRONMENTAL MATTERS . . . . .  24
     SECTION 2.16.  COMPLIANCE WITH AMERICANS WITH
          DISABILITIES ACT. . . . . . . . . . . . .  26
     SECTION 2.17.  COMPLIANCE WITH LAW . . . . . .  26
     SECTION 2.18.  BROKERAGE . . . . . . . . . . .  26
     SECTION 2.19.  MATERIAL CONTRACTS. . . . . . .  27
     SECTION 2.20.  STATEMENTS TRUE AND CORRECT . .  28
     SECTION 2.21.  ROBINSON'S KNOWLEDGE. . . . . .  28

ARTICLE THREE
REPRESENTATIONS OF AMBANC . . . . . . . . . . . . .  29
     SECTION 3.01.  ORGANIZATION AND CAPITAL
          STOCK . . . . . . . . . . . . . . . . . .  29
     SECTION 3.02.  AUTHORIZATION . . . . . . . . .  30
     SECTION 3.03.  SUBSIDIARIES. . . . . . . . . .  32
     SECTION 3.04.  FINANCIAL INFORMATION . . . . .  32

     SECTION 3.05.  ABSENCE OF CHANGES. . . . . . .  33
     SECTION 3.06.  REPORTS . . . . . . . . . . . .  34
     SECTION 3.07.  LITIGATION. . . . . . . . . . .  34
     SECTION 3.08.  AGREEMENTS WITH BANKING
          AUTHORITIES . . . . . . . . . . . . . . .  35
     SECTION 3.09.  TITLE TO PROPERTIES;
          INSURANCE . . . . . . . . . . . . . . . .  35
     SECTION 3.10.  ENVIRONMENTAL MATTERS . . . . .  37
     SECTION 3.11.  COMPLIANCE WITH LAW . . . . . .  38
     SECTION 3.12.  TAX/ERISA MATTERS . . . . . . .  38
     SECTION 3.13.  STATEMENTS TRUE AND CORRECT . .  39

ARTICLE FOUR
AGREEMENTS OF ROBINSON. . . . . . . . . . . . . . .  40
     SECTION 4.01.  CONDUCT OF BUSINESS . . . . . .  40
     SECTION 4.02.  BREACHES. . . . . . . . . . . .  46
     SECTION 4.03.  SUBMISSION TO SHAREHOLDERS. . .  46
     SECTION 4.04.  CONSUMMATION OF AGREEMENT . . .  47
     SECTION 4.05.  ENVIRONMENTAL REPORTS . . . . .  48
     SECTION 4.06.  RESTRICTION ON RESALES. . . . .  49
     SECTION 4.07.  ACCESS TO INFORMATION . . . . .  50

ARTICLE FIVE
AGREEMENTS OF AMBANC. . . . . . . . . . . . . . . .  52
     SECTION 5.01.  REGULATORY APPROVALS AND
          REGISTRATION STATEMENT. . . . . . . . . .  52
     SECTION 5.02.  BREACHES. . . . . . . . . . . .  53
     SECTION 5.03.  CONSUMMATION OF AGREEMENT . . .  54
     SECTION 5.04.  ACCESS TO INFORMATION . . . . .  54
     SECTION 5.05.  SEPARATE ENTITY . . . . . . . .  55
     SECTION 5.06.  DIRECTOR AND OFFICER
          INSURANCE . . . . . . . . . . . . . . . .  56
     SECTION 5.07.  EMPLOYEE BENEFITS . . . . . . .  56
     SECTION 5.08.  FURTHER MATTERS . . . . . . . .  57

ARTICLE SIX
CONDITIONS PRECEDENT TO THE HOLDING COMPANY MERGER.  58
     SECTION 6.01.  CONDITIONS OF AMBANC'S
          OBLIGATIONS . . . . . . . . . . . . . . .  58
     SECTION 6.02.  CONDITIONS OF ROBINSON'S
          OBLIGATION. . . . . . . . . . . . . . . .  61

ARTICLE SEVEN
TERMINATION OR ABANDONMENT. . . . . . . . . . . . .  64
     SECTION 7.01.  MUTUAL AGREEMENT. . . . . . . .  64
     SECTION 7.02.  BREACH OF REPRESENTATIONS OR
          AGREEMENTS. . . . . . . . . . . . . . . .  64
     SECTION 7.03.  ENVIRONMENTAL REPORTS . . . . .  65
     SECTION 7.04.  FAILURE OF CONDITIONS . . . . .  65
     SECTION 7.05.  APPROVAL DENIED . . . . . . . .  65
     SECTION 7.06.  SHAREHOLDER APPROVAL DENIAL . .  66
     SECTION 7.07.  LAPSE OF TIME . . . . . . . . .  66
     SECTION 7.08.  PRICE OF AMBANC STOCK . . . . .  66

ARTICLE EIGHT
THE CLOSING OF THE BANK MERGER AND HOLDING COMPANY
MERGER. . . . . . . . . . . . . . . . . . . . . . .  67
     SECTION 8.01.  THE CLOSING . . . . . . . . . .  67
     SECTION 8.02.  THE CLOSING DATE. . . . . . . .  68
     SECTION 8.03.  ACTIONS AT CLOSING. . . . . . .  68

ARTICLE NINE
GENERAL PROVISIONS. . . . . . . . . . . . . . . . .  71
     SECTION 9.01.  CONFIDENTIAL INFORMATION. . . .  71
     SECTION 9.02.  RETURN OF DOCUMENTS . . . . . .  72
     SECTION 9.03.  LIABILITIES . . . . . . . . . .  72
     SECTION 9.04.  NOTICES . . . . . . . . . . . .  73
     SECTION 9.05.  NONSURVIVAL OF REPRESENTATIONS
          AND AGREEMENTS. . . . . . . . . . . . . .  74
     SECTION 9.06.  ENTIRE AGREEMENT. . . . . . . .  75
     SECTION 9.07.  HEADINGS AND CAPTIONS . . . . .  75
     SECTION 9.08.  WAIVER, AMENDMENT OR
          MODIFICATION. . . . . . . . . . . . . . .  75
     SECTION 9.09.  RULES OF CONSTRUCTION . . . . .  75
     SECTION 9.10.  COUNTERPARTS. . . . . . . . . .  76
     SECTION 9.11.  SUCCESSORS AND ASSIGNS. . . . .  76
     SECTION 9.12.  GOVERNING LAW; ASSIGNMENT . . .  76


                      APPENDICES

     Appendix A (Merger Agreement)




                       EXHIBITS

     Exhibit 8.07(a)(v) (Robinson Counsel Legal
Opinion)
     Exhibit 8.07(b)(vi) (AMBANC Counsel Legal Opinion)

AMENDED AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


     THIS AMENDED AGREEMENT OF MERGER AND PLAN OF
REORGANIZATION (this "Agreement"), made June 19, 1995 by and among AMBANC CORP., an Indiana corporation
("AMBANC"), FIRST ROBINSON BANCORP., an Illinois corporation ("Robinson"), FRB CORP., an Indiana corporation, THE FIRST NATIONAL BANK IN ROBINSON, a national banking organization ("First National"), and FARMERS' STATE BANK OF PALESTINE, an Illinois state-chartered commercial bank ("Farmers'):

                      WITNESSETH:

     WHEREAS, AMBANC is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank
Holding Company Act of 1956, as amended, holding one hundred percent of the issued and outstanding shares of common stock of both Farmers' and FRB Corp., with its principal place of business in Vincennes, Indiana; and

     WHEREAS, Robinson is a corporation duly organized and existing under the laws of the State of Illinois and a registered bank holding company under the Bank
Holding Company Act of 1956, as amended, holding one hundred percent of the issued and outstanding shares of common stock of First National, with its principal place of business in Robinson, Illinois; and

     WHEREAS, FRB Corp. is a corporation duly organized and existing under the laws of the State of Indiana as a wholly-owned subsidiary of AMBANC, organized for the sole purpose of facilitating the transactions contemplated by this Agreement; and

     WHEREAS, First National is a national banking association duly organized and existing under the laws of the United States of America with its principal banking office located in Robinson, Illinois; and

     WHEREAS, Farmers' is a banking institution duly organized and existing under the laws of the State of Illinois with its principal banking office in Palestine, Illinois; and

     WHEREAS, on October 12, 1994, AMBANC and Robinson entered into an Agreement and Plan of Merger providing for the merger of Robinson with and into FRB Corp.; and

     WHEREAS, it is the desire of AMBANC, Robinson, FRB
Corp., First National, and Farmers' to modify the above-described transaction to effect a transaction whereby Farmers' will be merged with and into First
National and immediately thereafter Robinson will be merged with and into FRB Corp.; and

     WHEREAS, a majority of all of the entire Boards of Directors of AMBANC, Robinson, FRB Corp., First
National and Farmers', respectively, have approved this Agreement and authorized its execution;

     NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

                      ARTICLE ONE
                 TERMS OF THE MERGERS
     SECTION 1.01.  TERMS OF THE BANK MERGER.  Subject
to the terms and provisions of this Agreement and the National Bank Act, Farmers' shall be merged, immediately prior to the Holding Company Merger (as defined below), with and into First National. First
National shall be the "Continuing Bank" and shall continue its corporate existence under the laws of the United States of America, pursuant to the provisions of the National Bank Act and particularly Section 215a of
Title 12 of the United States Code, as amended, and under the Illinois Banking Act and in particular
Section 20, Article 5 of Chapter 205 of the Illinois
Code, as amended (hereinafter such merger shall be referred to as the "Bank Merger").

     SECTION 1.02.  EFFECT OF THE BANK MERGER.
     (a) GENERAL DESCRIPTION. Upon the effectiveness of the Bank Merger, the separate existence of Farmers' shall cease and the Continuing Bank shall possess all of the rights, privileges, immunities, powers and franchises and shall be subject to all of the duties and liabilities of a bank organized and existing under the laws of the United States of America and shall be a wholly owned subsidiary of AMBANC.
     (b) NAME AND OFFICES.  The name of the Continuing
Bank shall be "The First National Bank in Robinson."
Its principal banking office shall be located at 300
West Main Street, Robinson, Illinois 62454. All branches of First National and Farmers' shall become legally established branches of the Continuing Bank.
     (c)  BOARD OF DIRECTORS.  The Board of the
Directors of the Continuing Bank shall consist of the same individuals that served as the Board of Directors of First National immediately prior to the Effective
Date of the Bank Merger, until such time as their successors have been elected and have been qualified;
provided, that, after the effective time of the Bank
Merger, the Board of Directors of First National intends to add additional directors to the Board, at its discretion, from those persons currently serving as directors of Farmers' State Bank of Palestine.
     (d) STRUCTURE. The amount of capital stock of the Continuing Bank shall not be less than $600,000 divided into 60,000 common shares of stock, $10.00 par value per share. The surplus of the Continuing Bank shall be not less than $2,200,000, and the undivided profits of the Continuing Bank shall not be less than $6,961,000.
     (e) ARTICLES OF ASSOCIATION AND BYLAWS.  The
Articles of Association and Bylaws of First National in effect immediately prior to the effectiveness of the Bank Merger shall be and remain the Articles of Association and Bylaws of the Continuing Bank, until the same shall be amended or replaced as therein provided.
     (f) ASSETS, LIABILITIES, AND OBLIGATIONS. All assets and all rights, franchises and interests of First National and Farmers', respectively, in and to every type of property, all debts due on whatever account and all chooses in action shall be taken and be deemed transferred to and vest in the Continuing Bank by virtue of the Bank Merger without any order or other action on the part of any court or otherwise, and the Continuing Bank shall be responsible for all liabilities and obligations of First National and Farmers', respectively, by virtue of the Bank Merger, all with the effect provided in 12 U.S.C. Section 215a.
     SECTION 1.03.  CONVERSION AND EXCHANGE OF SHARES:
THE BANK MERGER. AMBANC shall be allocated all the issued and outstanding common stock of the Continuing
Bank, with the effect that the Bank Merger will not change the shares of issued and outstanding stock of First National.
     SECTION 1.04.  TERMS OF THE HOLDING COMPANY
MERGER. Subject to the terms and conditions of this Agreement and the Merger Agreement attached hereto as Appendix A (the "Merger Agreement"), and the Illinois
Business Corporation Act of 1993 and the Indiana
Business Corporation Law (referred to herein collectively as the "Acts"), Robinson shall merge, immediately subsequent to the Bank Merger, with and into, FRB Corp., which shall be the "Continuing
Company" and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the Acts
(hereinafter such merger is referred to as the "Holding
Company Merger") (the Bank merger and the Holding
Company Merger shall hereafter collectively be referred to as the "Mergers").
     SECTION 1.05.  EFFECT OF THE HOLDING COMPANY
MERGER.  At the Effective Time (as defined in the
Merger Agreement) of the Holding Company Merger, the separate existence of Robinson shall cease, and the

Continuing Company shall possess of the rights, privileges, immunities, powers and franchises, and shall be subject to all of the duties and liabilities of a corporation organized and existing under the laws of the State of Indiana and shall be a wholly-owned subsidiary of AMBANC.
     SECTION 1.06.  CONVERSION AND EXCHANGE OF SHARES:
THE HOLDING COMPANY MERGER. At the Effective Time of the Holding Company Merger, each share of common stock, no par value, of Robinson (the "Robinson Common Stock") issued and outstanding immediately prior to the Effective Time, other than the shares the holders of which have duly exercised and perfected their dissenters' rights, by virtue of the Holding Company
Merger and without any action on the part of the holders thereof, shall be converted into the rights to receive that number of shares of AMBANC Common Stock, $10 par value per share (the "AMBANC Common Stock"), as set forth in the Merger Agreement and subject to all terms and provisions therein.

                      ARTICLE TWO
              REPRESENTATIONS OF ROBINSON
     Robinson hereby makes the following
representations and warranties:

     SECTION 2.01.  ORGANIZATION AND CAPITAL STOCK.
     (a) Robinson is a corporation duly incorporated and in good standing under the laws of the State of Illinois, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.
     (b) Robinson has authorized capital stock of 240,000 shares of common stock, no par value per share
("Robinson Common"), 119,200 shares of which are issued and outstanding and 800 shares of which are held by Robinson as treasury stock. All of the issued and outstanding shares of Robinson Common are duly and validly issued and outstanding, fully paid and non-assessable. None of the outstanding shares of Robinson
Common has been issued in violation of any preemptive rights of the current or past shareholders of Robinson or in violation of any applicable federal or state securities laws or regulations.
     (c) Except as set forth in subsection 2.01(b) there are no shares of capital stock or other equity securities of Robinson outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Robinson or contracts, commitments, understandings or arrangements by which Robinson is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.
     SECTION 2.02.  AUTHORIZATION; NO DEFAULTS.  The
Boards of Directors of Robinson and First National has each, by all appropriate action, approved this Agreement and the Mergers and has authorized the execution of this Agreement on its behalf by its duly authorized officers and the performance, respectively, by Robinson and First National of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of Robinson, as amended, in the Charter or Bylaws of First National, or in any agreement, instrument, decree, proceeding, law or regulation
(except as specifically referred to in or contemplated by this Agreement) by or to which Robinson or First
National is bound or subject, would prohibit either
Robinson or First National from entering into and consummating, or would be violated or breached by Robinson's or First National's consummation of, this Agreement and the transactions contemplated herein and the Mergers on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Robinson and First National and constitutes a legal, valid and binding obligation of Robinson and First National, enforceable against Robinson and First National in accordance with its terms, and, except for the approval by Robinson, as the sole shareholder of First National, and Robinson's shareholders, no other corporate acts or proceedings are required to be taken by Robinson or First National to authorize the execution, delivery and performance of this Agreement. Robinson or First National is not, and will not be by reason of the consummation of the transactions contemplated herein, in material default under or in material violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, Robinson's Articles of
Incorporation or Bylaws or First National's Charter or
Bylaws, any material promissory note, indenture or other evidence of indebtedness or security therefor, or any material lease, contract, or other commitment or agreement to which Robinson or First National is a party or by which Robinson or First National or their property is bound.
     SECTION 2.03.  SUBSIDIARY.  First National is duly
organized and validly existing under the laws of the United States and has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted.
Robinson owns of record and beneficially free and clear of all liens and encumbrances all of the 60,000 outstanding shares of the capital stock of First
National.
     SECTION 2.04.  FINANCIAL INFORMATION.  The audited
consolidated balance sheets of Robinson and First
National as of December 31, 1994, and 1993, and the related audited consolidated statements of income, changes in equity capital, and cash flows, for the three years ended December 31, 1994, together with the notes thereto; and the quarterly Reports of Condition and Income of First National as filed with the Comptroller of the Currency (the "OCC") for the quarter ended March 31, 1995, (the "First National Reports");
all of which have been previously furnished by Robinson to AMBANC (collectively the "Robinson Financial
Statements"), together with all subsequent financial statements filed with the OCC prior to the Effective
Date, shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein and except for regulatory reporting differences required with respect to First National's Reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Robinson and First National in all material respects as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which are material). Robinson and First National each does not have any material liability, fixed or contingent, except to the extent set forth in the Robinson Financial Statements or incurred in the ordinary course of business since the date of the most recent Robinson Financial Statement.
     SECTION 2.05.  ABSENCE OF CHANGES.  Since June 30,
1994, there has not been any material adverse change in the financial condition, the results of operations, or the business of Robinson or First National taken as a whole.
     SECTION 2.06.  AGREEMENTS WITH BANKING
AUTHORITIES.  Except as otherwise disclosed in Section
2.06 of a confidential writing delivered by Robinson to AMBANC and executed by Robinson and AMBANC concurrently with the execution and delivery of this Agreement (the
"Disclosure Schedule"), neither Robinson nor First
National is subject to any order (other than orders applicable to banks generally) or is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation the OCC, the Federal
Deposit Insurance Corporation ("FDIC"), and the Board of Governors of the Federal Reserve System and its delegates (the "FRB").
     SECTION 2.07.  TAX MATTERS.  Robinson and First
National have filed all federal, state and local tax returns due in respect of its business and properties in a timely fashion and have paid or made provision for all amounts shown due on such returns. All such returns fairly reflect the information required to be presented therein in all material respects. All provisions for accrued but unpaid taxes contained in the Robinson Financial Statements were made in accordance with generally accepted accounting principles. Except as set forth in Section 2.07 of the Disclosure Schedule, Robinson and First National have filed all forms and reports required to be filed with respect to its pension plan or plans in a timely fashion, and all such forms and reports fairly reflect the information required to be presented therein in all material respects.
     SECTION 2.08.  LITIGATION.  Except as set forth in
Section 2.08 of the Disclosure Schedule, there is no material litigation, claim or other proceeding pending or, to the knowledge of Robinson, threatened, before any judicial, administrative or regulatory agency or tribunal against Robinson or First National, or to which any of the properties of Robinson or First
National is subject.
     SECTION 2.09.  EMPLOYMENT AGREEMENTS.  Except as
set forth in Section 2.09 of the Disclosure Schedule, neither Robinson nor First National is a party to or bound by any material written contract for the employment, retention or engagement of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by Robinson or First National on thirty (30) days' written notice or less without the payment of any amount by reason of such termination.
     SECTION 2.10.  REPORTS.  Since January 1, 1994,
Robinson and First National have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the Securities and Exchange Commission ("SEC"), (ii) the
FRB, (iii) the FDIC, (iv) the OCC, and (v) any other governmental authority with jurisdiction over Robinson or First National. Except as set forth in Section 2.10 of the Disclosure Schedule, as of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.
     SECTION 2.11.  INVESTMENT PORTFOLIO.  All United
States Treasury securities, obligations of other United
States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" held by Robinson and First National, as reflected in the latest balance sheet in the Robinson Financial Statements, are carried in the aggregate at no more than cost adjusted for amortization of premiums and accretion of discounts.
All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United
States and their political subdivisions, and other investment securities classified as "available for sale" held by Robinson and First National, as reflected in the latest balance sheet in the Robinson Financial
Statements, are carried in the aggregate at market value. Provisions for losses have been made on all such securities which have had a decline in value deemed "other than temporary" as defined in SEC Staff
Accounting Bulletin No. 59.
     SECTION 2.12.  LOAN PORTFOLIO.  All loans and
discounts shown in the Robinson Financial Statements at December 31, 1994, or which were entered into after December 31, 1994, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Robinson and First National, in accordance in all material respects with sound banking practices, and are not subject to any material defenses, set offs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. Except as set forth in Section
2.12 of the Disclosure Schedule, the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be. Robinson and First National have complied, and will prior to the Closing Date comply, with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan. Except as set forth in Section 2.12 of the Disclosure Schedule, Robinson and First National have not sold, purchased or entered into any loan participation arrangement except where such participation is on a pro rata basis according to the respective contributions of the participants to such loan amount. Except as set forth in Section 2.12 of the Disclosure Schedule, Robinson has no knowledge that any condition of property in which First National has an interest as collateral to secure a loan violates the Environmental Laws (defined in Section 2.15) in any material respect or obligates First National or the owner or operator of such property to remedy, stabilize, neutralize or otherwise alter the environmental condition of such property.
     SECTION 2.13.  EMPLOYEE MATTERS AND ERISA.
     (a)  Neither Robinson nor First National has
entered into any collective bargaining agreement with any labor organizations with respect to any group of employees of Robinson or First National, and to the knowledge of Robinson there is no present effort nor existing proposal to attempt to unionize any group of employees of Robinson or First National.
     (b) Except as set forth in Section 2.13 of the Disclosure Schedule, (i) Robinson and First National are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither Robinson nor First National is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Robinson or First National pending or, to the knowledge of Robinson, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Robinson, threatened against or directly affecting Robinson or First National; and (iv) neither Robinson nor First National has experienced any material work stoppage or other material labor difficulty during the past five years.
     (c) Except as set forth in Section 2.13 of the Disclosure Schedule, neither Robinson nor First
National maintains, nor has either ever maintained, any qualified pension plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended. Except with respect to those employee benefit plans described in Section 2.13 of the Disclosure Schedule, neither Robinson nor First
National maintains, contributes to or participates in or has any liability under any nonqualified employee benefit plans or any deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or Directors of Robinson or First
National (the "Employee Plans"). Except as described in Section 2.13 of the Disclosure Schedule, neither
Robinson nor First National maintains, contributes to, or participates in or has any liability under any plan that provides health, major medical, disability or life insurance benefits to former employees of Robinson or First National.
     SECTION 2.14.  TITLE TO PROPERTIES; INSURANCE.
Except as described in Section 2.14 of the Disclosure
Schedule, Robinson and First National have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Robinson Financial
Statements and easements, rights-of-way, and other restrictions which are not material and, in the case of Other Real Estate Owned, as such real estate is internally classified on the books of Robinson or First
National, rights of redemption under applicable law) to all real properties reflected on the Robinson Financial
Statements as being owned by Robinson or First
National. All material leasehold interests used by Robinson and First National in their banking operations are held pursuant to lease agreements that are valid and enforceable in accordance with their terms. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of Robinson, threatened with respect to such properties. Robinson and First
National have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Robinson or First
National in their respective businesses free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensor pursuant to applicable license agreements, which rights do not materially adversely interfere with the use or enjoyment of such property. All insurable properties owned or held by Robinson and First National are insured in such amounts, and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with companies of the same size and in the same business.
     SECTION 2.15.  ENVIRONMENTAL MATTERS.
     (a) As used in this Agreement, "Environmental
Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which the parties hereto have done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental
Response, Compensation and Liability Act, the Federal
Clean Water Act, the Federal Clean Air Act, and the
Federal Occupational Safety and Health Act.
     (b) Except as set forth in Section 2.15 of the Disclosure Schedule, neither the conduct nor operation of Robinson or First National nor any condition of any property owned by Robinson or First National within the past ten (10) years and used in its business operations, or to the knowledge of Robinson, the condition of any property owned by Robinson or First
National within the past ten (10) years but not used in its business operations, violates or violated
Environmental Laws in any material respect, and no condition or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate Robinson or First
National to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property.
Except as set forth in Section 2.15 of the Disclosure
Schedule, neither Robinson nor First National has received any notice from any person or entity that Robinson or First National or the operation of any facilities or any property owned by Robinson or First
National is or was in violation of any Environmental
Laws or that Robinson or First National is responsible for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.
     SECTION 2.16.  COMPLIANCE WITH AMERICANS WITH
DISABILITIES ACT. Except as set forth in Section 2.16 of the Disclosure Schedule, Robinson and First National are in compliance with all applicable provisions of the Americans with Disabilities Act (the "ADA") and no action under the ADA against Robinson or First National or any of their properties has been initiated, or to the knowledge of Robinson, has been threatened or contemplated.
     SECTION 2.17.  COMPLIANCE WITH LAW.  Robinson and
First National have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are in compliance in all material respects with all applicable laws and regulations.
     SECTION 2.18.  BROKERAGE.  Except for a fee
payable to Kemper Securities, Inc. in connection with the issuance of a fairness opinion, there are no existing claims or agreements for brokerage commissions, finders' fees, investment banking fees, or similar compensation in connection with the Holding
Company Merger payable by Robinson or First National.
     SECTION 2.19.  MATERIAL CONTRACTS.  Except as set
forth in Section 2.19 of the Disclosure Schedule, neither Robinson nor First National is a party to or bound by any oral or written (i) material agreement, contract or indenture under which it has borrowed or will borrow money (not including federal funds and money deposited, including without limitation, checking and savings accounts and certificates of deposit); (ii) material guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and guarantees made in the ordinary course of business and letters of credit issued in the ordinary course of business; (iii) material agreement with any present or former officer, director or shareholder (except for deposit or loan agreements entered into in the ordinary course of business); (iv) license, whether as licensor or licensee; (v) contract or commitment for the purchase of materials, supplies or other real or personal property in an amount in excess of $10,000 or for the performance of services over a period of more than thirty (30) days and involving an amount in excess of $10,000; (vi) joint venture or partnership agreement or arrangement; or

(vii) contract, agreement or other commitment not made in the ordinary course of business.
     SECTION 2.20.  STATEMENTS TRUE AND CORRECT.  None
of the information supplied or to be supplied by Robinson or First National for inclusion in any documents to be filed with the FRB, OCC, SEC, or any other regulatory authority in connection with the Mergers will, at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.
     SECTION 2.21.  ROBINSON'S KNOWLEDGE.  With respect
to representations and warranties herein that are made or qualified as being made "to the knowledge of Robinson" or words of similar import, it is understood and agreed that matters within the knowledge of the directors and the officers of Robinson or First
National, respectively, shall be considered to be within the knowledge of Robinson.

                     ARTICLE THREE
               REPRESENTATIONS OF AMBANC
     AMBANC hereby makes the following representations and warranties:
     SECTION 3.01.  ORGANIZATION AND CAPITAL STOCK.
     (a) AMBANC is a corporation duly incorporated and validly existing under the laws of the State of Indiana, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own all of its property and assets, to incur all of its liabilities, and to carry on its business as it is now being conducted.
     (b) AMBANC has authorized capital stock of (i)
5,000,000 shares of common stock, $10.00 par value per share ("AMBANC Common"), of which, as of the date of this Agreement, 2,372,555 shares are issued and outstanding, and (ii) 200,000 shares of preferred stock, $10.00 par value per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of AMBANC Common are duly and validly issued and outstanding, fully paid and non-assessable. None of the outstanding shares of AMBANC
Common has been issued in violation of any preemptive rights of the current or past shareholders of AMBANC or in violation of any applicable federal or state securities laws or regulations.
     (c) The shares of AMBANC Common that are to be issued to the shareholders of Robinson pursuant to the Holding Company Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable, and will be listed and authorized for quotation on the NASDAQ Small Caps
Market System.
     SECTION 3.02.  AUTHORIZATION.  The Boards of
Directors of AMBANC, FRB Corp. and Farmers' has each, by all appropriate action, approved this Agreement and the Mergers and has authorized the execution of this Agreement on its behalf by its respective duly authorized officers and the performance, respectively, by AMBANC and Farmers' of its respective obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of AMBANC, as amended, or in the Charter or Bylaws of Farmers, or in any agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which AMBANC or any of its subsidiaries is bound or subject would prohibit either
AMBANC or Farmers' from entering into and consummating, or would be violated or breached by AMBANC's or Farmers' consummation of this Agreement and the transactions contemplated herein and the Mergers on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by AMBANC and Farmers' and constitutes a legal, valid and binding obligation of AMBANC and Farmers', enforceable against AMBANC and Farmers' in accordance with its terms, and no other corporate acts or proceedings are required to be taken by AMBANC or Farmers' to authorize the execution, delivery and performance of this Agreement. AMBANC or Farmers' is not, and will not be by reason of the consummation of the transactions contemplated herein, in material default under or in material violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, AMBANC's Articles of Incorporation or Bylaws or Farmers' Charter or Bylaws, any material promissory note, indenture, or other evidence of indebtedness or security therefore, or any material lease, contract, or other commitment or agreement to which AMBANC or Farmers' is a party or by which AMBANC or Farmers' or their property is bound. Except for the requisite approvals of and filings with the FRB and the OCC and the filing of a registration statement with the SEC and certain state securities regulatory agencies, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or the consummation of the Mergers by AMBANC and Farmers'.
     SECTION 3.03.  SUBSIDIARIES.  Each of AMBANC's
subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. AMBANC owns of record and beneficially free and clear of all liens and encumbrances all outstanding shares of stock of all of its subsidiaries.
     SECTION 3.04.  FINANCIAL INFORMATION.  The audited
consolidated balance sheets of AMBANC and its subsidiaries as of December 31, 1994 and 1993 and related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 1994, together with the notes thereto, included in AMBANC's most recent 10-K, as filed with the SEC, and the unaudited consolidated balance sheet of AMBANC and its subsidiaries as of March 31, 1995, and the related unaudited consolidated statement of income, changes in shareholders' equity and cash flows for the period then ended included in AMBANC's Quarterly Report on Form 10-Q as filed with the SEC (collectively, the "AMBANC Financial
Statements"), all of which have been previously furnished by AMBANC to Robinson, together with all subsequent financial statements and reports filed with the SEC prior to the Effective Date, shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis
(except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of AMBANC and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material). AMBANC and its subsidiaries each does not have any material liability, fixed or contingent, except as set forth in the AMBANC
Financial Statements or incurred in the ordinary course of business since the date of the most recent AMBANC
Financial Statement.
     SECTION 3.05.  ABSENCE OF CHANGES.  Since June 30,
1994, there has not been any material adverse change in the financial condition, the results of operations or the business of AMBANC and its subsidiaries taken as a whole.
     SECTION 3.06.  REPORTS.  Since January 1, 1994
(or, in the case of subsidiaries of AMBANC, the date of acquisition thereof by AMBANC, if later) AMBANC and each of its subsidiaries has filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) the FRB, or
(iii) any applicable state securities or banking authorities, and (iv) any other governmental authority with jurisdiction over AMBANC or any of its subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     SECTION 3.07.  LITIGATION.  There is no material
litigation, claim or other proceeding pending or, to the knowledge of AMBANC, threatened, before any judicial, administrative or regulatory agency or tribunal against AMBANC or any of its subsidiaries, or to which the property of AMBANC or any of its subsidiaries is subject, which can reasonably be expected to result in any material adverse change in the financial condition, operations, or business of AMBANC and its subsidiaries taken as a whole.
     SECTION 3.08.  AGREEMENTS WITH BANKING
AUTHORITIES. Neither AMBANC nor any of its subsidiaries is subject to any order (other than orders applicable to banks generally) or is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation the FDIC, the Indiana
Department of Financial Institutions, the Illinois
Commissioner of Banks and Trust Companies (the
"ICB&TC"), and the FRB.
     SECTION 3.09.  TITLE TO PROPERTIES; INSURANCE.
AMBANC and each of its subsidiaries has marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the AMBANC Financial
Statements and easements, rights-of-way, and other restrictions which are not material and, in the case of Other Real Estate Owned, as such real estate is internally classified on the books of AMBANC or any of its subsidiaries, rights of redemption under applicable law) to all real properties reflected on the AMBANC
Financial Statements as being owned by AMBANC or any of its subsidiaries. All material leasehold interests used by AMBANC in its banking operations are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of AMBANC, threatened with respect to such properties. AMBANC and each of its subsidiaries has valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by AMBANC or any of its subsidiaries in its business free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensor pursuant to applicable license agreements, which rights do not materially adversely interfere with the use or enjoyment of such property.
All insurable properties owned or held by AMBANC and each of its subsidiaries are insured in such amounts, and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with companies of the same size and in the same business.
     SECTION 3.10.  ENVIRONMENTAL MATTERS.
     (a) Neither the conduct nor operation of AMBANC or any of its subsidiaries nor any condition of any property owned by AMBANC or any of its subsidiaries within the past ten (10) years and used in its business operations, or to the knowledge of AMBANC, the condition of any property owned by AMBANC or any of its subsidiaries within the past ten (10) years but not used in its business operations, violates or violated
Environmental Laws in any material respect, and no condition or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate AMBANC or any of its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property. Neither AMBANC nor any of its subsidiaries has received any notice from any person or entity that AMBANC or any of its subsidiaries or the operation of any facilities or any property owned by AMBANC or any of its subsidiaries is or was in violation of any Environmental Laws or that AMBANC or any of its subsidiaries is responsible for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.
     (b) To the extent that AMBANC had requested or obtained environmental investigations on certain parcels of real property in connection with its prior acquisitions of other banking organizations that are now subsidiaries of AMBANC, AMBANC believes that all such investigations revealed no facts that would constitute a material violation of Environmental Laws or obligate AMBANC or any of its subsidiaries to remedy, stabilize, neutralize, or otherwise alter the environmental condition of any such property.
     SECTION 3.11.  COMPLIANCE WITH LAW.  AMBANC and
each of its subsidiaries has all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are in compliance in all material respects with all applicable laws and regulations.
     SECTION 3.12.  TAX/ERISA MATTERS.  AMBANC and all
of its subsidiaries have filed all federal, state, and local tax returns due in respect of their business and properties in a timely fashion and have paid or made provision for all amounts due on such returns, and all such returns fairly reflect the information required to be presented therein in all material respects. AMBANC and its subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms, and conditions of employment in wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither AMBANC nor any of its subsidiaries is engaged in any unfair labor practice.
     SECTION 3.13.  STATEMENTS TRUE AND CORRECT.  None
of the information supplied or to be supplied by AMBANC for inclusion in (i) the Registration Statement (as defined in Section 4.04), (ii) the Proxy
Statement/Prospectus (as defined in Section 4.03) and
(iii) any other documents to be filed with the SEC, the FRB, the OCC or any other regulatory authority in connection with the Mergers, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of Robinson, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, also at the time of the shareholders' meeting of the Robinson shareholders called to vote on the Holding Company Merger, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the shareholders' meeting. All documents that AMBANC is responsible for filing with the SEC or any other regulatory authority in connection with the Mergers will comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

                     ARTICLE FOUR
                AGREEMENTS OF ROBINSON
     SECTION 4.01.  CONDUCT OF BUSINESS.
     (a) Robinson and First National shall continue to carry on its business and the discharge or incurrence of its obligations and liabilities only in the ordinary course of business as heretofore conducted and, by way of amplification and not limitation with respect to such obligation, Robinson and First National will not, without the prior written consent of AMBANC:
          (i)  declare or pay any dividend or make any
     other distribution to shareholders, whether in cash, stock or other property, except that Robinson may continue to pay its regular dividend or dividends to its shareholders consistent with past practice in amount and timing until consummation of the Holding Company Merger, provided that Robinson may not pay a dividend during the quarter that the Holding Company Merger is consummated if Robinson's shareholders would be entitled to receive a dividend from AMBANC during that quarter (specifically, if the Closing Date does not occur on or before the ex-dividend date for the payment by AMBANC for its dividend on AMBANC Common for the third quarter of 1995, then the Board of Directors of Robinson may declare and pay on Robinson Common a dividend for the third quarter of 1995 to its shareholders of record on such ex-dividend date in an amount not to exceed
     $0.41 per share;  or
          (ii)  issue any common or other capital stock
     or any options, warrants or other rights to subscribe for or purchase common or any other capital stock or any securities convertible into or exchangeable for any capital stock; or
          (iii)  directly or indirectly redeem,
     purchase or otherwise acquire (except for shares acquired in satisfaction of a debt previously contracted) any of their own common or any other capital stock; or
          (iv)  effect a split, reverse split,
     reclassification, or other similar change in or of any common or other capital stock or otherwise reorganize or recapitalize; or
          (v)  change their Articles of
     Incorporation/Charter or Bylaws; or
          (vi)  except in the ordinary course of
     business consistent with past practices, pay or agree to pay, conditionally or otherwise, any additional compensation or severance benefit or otherwise make any changes out of the ordinary course of business with respect to the fees or compensation payable or to become payable to management consultants, directors, officers or salaried employees or, except as required by law or contemplated by this Agreement, adopt or make any change in any Employee Plan or other arrangement or payment made to, for or with any of such consultants, directors, officers or employees; or
          (vii)  except in the ordinary course of
     business, borrow or agree to borrow any material amount of funds or directly or indirectly guarantee or agree to guarantee any material obligations of others except in the ordinary course of business or pursuant to outstanding letters of credit; or
          (viii)  purchase or otherwise acquire any
     investment security for their own account other than U.S. treasury or other governmental obligations or asset-backed securities issued or guaranteed by United States governmental or other governmental agencies, in either case having an average remaining life of three years or less, or sell any investment security owned by them other than sales made in the ordinary course of business as previously conducted during the past three years and in accordance with applicable law and regulations or engage in any activity that would be inconsistent with the classification of investment securities as either "held to maturity" or "available for sale"; or
          (ix)  enter into or amend any agreement,
     contract or commitment out of the ordinary course of business; or
          (x)  except in the ordinary course of
     business, place on any of their assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or
          (xi)  except in the ordinary course of
     business, cancel, release, compromise or accelerate any material indebtedness owing to Robinson or First National or any claims which Robinson or First National may possess, or voluntarily waive any material rights with respect thereto; or
          (xii)  sell or otherwise dispose of any real
     property or any material amount of any personal property other than properties acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness to Robinson or First
     National; or
          (xiii)  foreclose upon or otherwise take
     title to or possession or control of, any real property without first obtaining a Phase One environmental report thereon, prepared by a reliable and qualified person or firm acceptable to AMBANC, which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that neither Robinson nor First Robinson shall be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless Robinson has reason to believe that such property might contain such materials or otherwise might be contaminated; or
          (xiv)  commit any act or fail to do any act
     which will cause a material breach of any material agreement, contract or commitment; or
          (xv)  knowingly violate any law, statute,
     rule, governmental regulation or order, which violation might have a material adverse effect on their business, financial condition, or earnings;
     or
     (b) Neither Robinson nor First National shall, without the prior written consent of AMBANC, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Robinson contained in Article Two hereof if such representations and warranties were given as of the date of such transaction or action.
     (c) Robinson shall promptly notify AMBANC in writing of the occurrence of any matter or event known to and involving Robinson or First National that is materially adverse to the business, operations, properties, assets or condition (financial or otherwise) of Robinson or First National taken as a whole.
     (d) Robinson shall not, on or before the earlier of the Closing Date or the date of termination of this Agreement, solicit or encourage, or, subject to the fiduciary duties of its directors as advised by counsel, hold discussions or negotiations with or provide any information to, any person in connection with any proposal from any person for the acquisition of all or any substantial portion of the business, assets, shares of Robinson Common or other securities of Robinson or First National.
     SECTION 4.02.  BREACHES.  Robinson shall, in the
event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach
(or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to in this Agreement, give prompt notice thereof to AMBANC and use its best efforts to prevent or promptly remedy the same.
     SECTION 4.03.  SUBMISSION TO SHAREHOLDERS.
Robinson shall cause to be duly called and held, on a date mutually selected by AMBANC and Robinson, a special meeting of its shareholders (the "Shareholders'
Meeting") for submission of this Agreement and the Holding Company Merger for approval of such shareholders as required by the Acts. In connection with the Shareholders' Meeting, (i) Robinson shall cooperate and assist AMBANC in preparing and filing a Proxy Statement/Prospectus (the "Proxy
Statement/Prospectus") with the SEC, and Robinson shall mail it to its shareholders, (ii) Robinson shall furnish AMBANC all information concerning itself and First National that AMBANC may reasonably request in connection with such Proxy Statement/Prospectus, and
(iii) the Board of Directors of Robinson shall (subject to compliance with its fiduciary duties as advised by counsel) recommend to its shareholders the approval of this Agreement and the Holding Company Merger contemplated hereby and use its best efforts to obtain such shareholder approval.
     SECTION 4.04.  CONSUMMATION OF AGREEMENT.
Robinson and First National shall use their best efforts to perform and fulfill all conditions and obligations on their part to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and provisions hereof.
Robinson shall furnish to AMBANC in a timely manner all information, data and documents in the possession of Robinson and First National requested by AMBANC as may be required to obtain any necessary regulatory or other approvals of the Mergers or to file with the SEC a registration statement on Form S-4 (the "Registration
Statement") relating to the shares of AMBANC Common to be issued to the shareholders of Robinson pursuant to the Holding Company Merger and this Agreement and shall otherwise cooperate fully with AMBANC to carry out the purpose and intent of this Agreement.
     SECTION 4.05.  ENVIRONMENTAL REPORTS.  Robinson
shall provide to AMBANC, as soon as reasonably practical but not later than sixty (60) days after the date of this Agreement, a report of a Phase One environmental investigation on all real property owned or leased by Robinson or First National (including
Other Real Estate Owned) as of the date of this Agreement and within ten (10) days after the acquisition or lease of any real property acquired or leased by Robinson or First National after the date of this Agreement, except as otherwise provided in Section
4.01(a)(xiii). If required by the Phase One investigation in AMBANC's reasonable opinion, Robinson shall, at the written request of AMBANC delivered to Robinson within five (5) days of AMBANC's receipt of any such Phase One report, provide to AMBANC a report of a Phase Two investigation on properties requiring such additional study. AMBANC shall have five (5) business days from the receipt of any such investigation report to notify Robinson in writing of any material environmental concerns. Within forty-five
(45) days of the delivery of such notification, AMBANC shall obtain an estimate or indication as described below regarding the cost of taking remedial and corrective actions or the inability to make such an estimate. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports and prudent in light of the findings of such report, in the aggregate, exceed the sum of $100,000, as reasonably estimated by an environmental expert promptly retained for such purpose by AMBANC and reasonably acceptable to Robinson, or if the cost of such actions and measures cannot be so reasonably estimated by such expert with any reasonable degree of certainty, then AMBANC shall have the right pursuant to Section 7.03 hereof, for a period of five (5) business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement by providing written notice to Robinson within such five-day period.
     SECTION 4.06.  RESTRICTION ON RESALES.  Robinson
shall obtain and deliver to AMBANC prior to the Closing
Date signed representations, in form reasonably acceptable to AMBANC, of any person who may reasonably be deemed an "affiliate" of Robinson as of the date of the Shareholders' Meeting within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), regarding their prospective compliance with the provisions of such Rule 145. Robinson shall also obtain and deliver to AMBANC prior to the Closing Date, the signed agreements of each shareholder who may reasonably be deemed an "affiliate" (as such term is described in the preceding sentence) of Robinson as of the date of the Shareholders' Meeting agreeing not to sell any shares of AMBANC Common or otherwise reduce his or her risk relative to such shares, until such time as financial results covering at least thirty (30) days of post-
Merger combined operations have been made available to the general public.
     SECTION 4.07.  ACCESS TO INFORMATION.  Robinson
shall permit AMBANC reasonable access, in a manner which will avoid undue disruption or interference with Robinson's normal operations, to Robinson's and First
National's properties and shall disclose and make available to AMBANC all books, documents, papers and records relating to Robinson's and First National's assets, stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which AMBANC may have a reasonable and legitimate interest in light of the transactions contemplated by this Agreement. During the period from the date of this Agreement to the Effective Time, Robinson will cause one or more of Robinson's designated representatives to confer on a regular basis with the President of AMBANC, or any other person designated in a written notice given to Robinson by AMBANC pursuant to this Agreement, to report the general status of the ongoing operations of Robinson and First National. Robinson and First National will promptly notify AMBANC of any material change in the normal course of the operation of its business or properties and of any regulatory complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Robinson or First National and will keep
AMBANC fully informed of such events. AMBANC will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.

                     ARTICLE FIVE
                 AGREEMENTS OF AMBANC
     SECTION 5.01.  REGULATORY APPROVALS AND
REGISTRATION STATEMENT.  AMBANC shall promptly file all
regulatory applications required in order to consummate
the Mergers, including the necessary applications for
the prior approval of the FRB and the OCC.  AMBANC
shall keep Robinson reasonably informed as to the
status of such applications and provide Robinson copies
of such applications and supplementally filed materials
prior to their filing.  AMBANC shall file with the SEC
the Registration Statement relating to the shares of
AMBANC Common to be issued to the shareholders of
Robinson pursuant to this Agreement, and shall use its
best efforts to cause the Registration Statement to
become effective as soon as practicable.   At the time
the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading; and at the time of the mailing thereof to the shareholders of Robinson, at the time of the Shareholders' Meeting, and at the Effective

Time, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact regarding AMBANC or the Holding Company Merger necessary to make the statements therein not false or misleading. AMBANC shall timely file all documents required to obtain all necessary
Blue Sky permits and approvals, if any, required to carry out the Holding Company Merger, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. AMBANC shall promptly and properly prepare and file any other filings required under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the Holding Company Merger.
     SECTION 5.02.  BREACHES.  AMBANC shall, in the
event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach
(or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to in this Agreement, give prompt notice thereof to Robinson and use its best efforts to prevent or promptly remedy the same.
     SECTION 5.03.  CONSUMMATION OF AGREEMENT.  AMBANC
shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and conditions of this Agreement, and to cause the Effective Time to occur on or before November 30, 1995.
     SECTION 5.04.  ACCESS TO INFORMATION.  AMBANC
shall permit Robinson reasonable access, in a manner which will avoid undue disruption or interference with AMBANC's normal operations, to AMBANC's and any of its subsidiaries' properties and shall disclose and make available to Robinson all books, documents, papers and records relating to AMBANC's and any of its subsidiaries' assets, stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Robinson may have a reasonable and legitimate interest in light of the transactions contemplated by this Agreement. AMBANC and each of its subsidiaries will promptly notify Robinson of any material change in the normal course of the operation of its business or properties and of any regulatory complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving AMBANC or any of its subsidiaries and will keep Robinson fully informed of such events. Robinson will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.
     SECTION 5.05.  SEPARATE ENTITY.  It is AMBANC's
intent that the directors and officers of First
National in office at the Effective Time will continue after the Effective Time to manage and operate First
National as a separate banking entity, with such assistance, advice, and support from AMBANC and its other banking affiliates as shall be appropriate. At the Effective Time, one officer or director of AMBANC shall be added to the Board of Directors of First
National, and two officers or directors of Robinson shall be added to the Board of Directors of AMBANC.
The persons to become directors of AMBANC and First
National shall be selected by mutual agreement of the respective Boards of Directors. AMBANC agrees that, for a period of three years after the Effective Time, it will retain the name "The First National Bank in Robinson" as the name pursuant to which First National does business; provided, however, that a majority of the Directors of First National who served as Directors prior to the Effective Time shall have the authority to reduce this three-year period at any time after the Effective Time at their discretion.
     SECTION 5.06.  DIRECTOR AND OFFICER INSURANCE.
AMBANC agrees that all rights to indemnification existing in favor of the directors, officers, and employees of Robinson and First National, as provided in its Articles, Bylaws, or otherwise in effect on the date of this Agreement shall survive the Effective Time and shall continue in full force and effect with respect to matters occurring prior to the Effective
Time.
     SECTION 5.07.  EMPLOYEE BENEFITS.  Upon the
Closing Date, it is intended that the employees of First National shall continue to be employees of First
National with no change in employment solely as a result of the transactions contemplated herein;
provided, nothing herein shall be interpreted as creating a contractual or other right to continued employment of an employee subsequent to the Closing
Date. It is the intent of AMBANC that, after the Effective Time, the active employees of First National will be added to and become part of the AMBANC employee benefits plans and receive employee benefits (including without limitation, pension benefits, health insurance, long-term disability coverage and life insurance coverage) that are no less favorable than those generally available to employees at AMBANC and its subsidiaries. In that event, individuals who are actively employed by First National on the Closing Date shall be given full credit for all purposes under any and all employee benefit plans, programs or policies maintained or hereafter established by AMBANC for prior years of employment with First National.
Notwithstanding anything to the contrary above, it is the intention of AMBANC that the employees of First
National as a group will suffer no material net loss in the value of the total employee benefits package currently enjoyed by them by reason of the Holding
Company Merger.
     SECTION 5.08.  FURTHER MATTERS.  Neither AMBANC
nor any of its subsidiaries shall, without the prior written consent of Robinson, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of AMBANC contained in Article Three hereof if such representations and warranties were given as of the date of such transaction or action. AMBANC shall promptly notify Robinson in writing of the occurrence of any matter or event known to and involving AMBANC or any of its subsidiaries that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of AMBANC or its subsidiaries taken as a whole.

                      ARTICLE SIX
  CONDITIONS PRECEDENT TO THE HOLDING COMPANY MERGER
     SECTION 6.01.  CONDITIONS OF AMBANC'S OBLIGATIONS.
AMBANC's obligations to effect the Mergers shall be subject to the satisfaction (or waiver by AMBANC) prior to or on the Closing Date of the following conditions:
     (a) The representations and warranties made by Robinson in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.
     (b) Robinson and First National each shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement.
     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, governmental agency or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.
     (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Mergers shall have been obtained and all waiting periods required by law shall have expired.
     (e) AMBANC shall have received the environmental reports required by Sections 4.05 and 4.01(a)(xiii) hereof and shall not have elected, pursuant to Section
4.05 hereof, to terminate and cancel this Agreement.
     (f) AMBANC shall have received all documents required to be received from Robinson and First
National on or prior to the Closing Date, all in form and substance reasonably satisfactory to AMBANC.
     (g) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.
     (h) AMBANC shall have received from its counsel, Leagre & Barnes, an opinion to the effect that if the Mergers are consummated in accordance with the terms set forth in this Agreement, (i) the Mergers will constitute a reorganization within the meaning of
Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of Robinson
Common upon receipt of AMBANC Common (except for cash received in lieu of fractional shares); (iii) the basis of shares of AMBANC Common received by the shareholders of Robinson will be the same as the basis of shares of Robinson Common exchanged therefor; and (iv) the holding period of shares AMBANC Common received by the shareholders of Robinson will include the holding period of the shares of Robinson Common exchanged therefor, provided such shares were held as capital assets of the Effective Time; and
     (i)  The aggregate amount of the Consolidated
Shareholders' Equity of Robinson at the Effective Time, as shown by and reflected in its books and records of accounts prepared in accordance with generally accepted accounting principles, consistently applied, shall not be less than $9,699,185, and Robinson shall have delivered to AMBANC a certificate, dated as of the Effective Time and signed by Robinson's President and Secretary to such effect. As used in the preceding sentence, "Consolidated Shareholders' Equity" of
Robinson shall mean its common stock, capital surplus, and retained earnings, as fully accrued to reflect all provisions to its allowance for loan losses (the balance of which the parties agree shall, at the Effective Time, be at least equal to one percent (1%) of its total loan portfolio as set forth in its statement of condition for the most recent month end prior to the Effective Time) and the charge-off of all bad debts prior to the Effective Time and the accrual of all other expenses associated with the Mergers, all in accordance with applicable bank regulatory guidelines and in conformity with generally accepted accounting principles consistently applied.
     (j) AMBANC shall have received an opinion from its independent auditors that the Holding Company
Merger shall be accounted for as a pooling of interests pursuant to the appropriate accounting standards then in effect.
     SECTION 6.02.  CONDITIONS OF ROBINSON'S
OBLIGATION. Robinson's obligation to effect the Mergers shall be subject to the satisfaction (or waiver by Robinson) prior to or on the Closing Date of the following conditions:
     (a) The representations and warranties made by AMBANC in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.
     (b) AMBANC shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement.
     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, other governmental agency or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.
     (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Mergers, including the requisite approval of the Mergers by the shareholders of Robinson, shall have been obtained and all waiting periods required by law shall have expired.

     (e) Robinson shall have received all documents required to be received from AMBANC on or prior to the Closing Date, all in form and substance reasonably satisfactory to Robinson.
     (f) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.
     (g)  Robinson shall have received from its
counsel, Hinshaw & Culbertson , an opinion reasonably satisfactory to Robinson to the effect that if the Mergers are consummated in accordance with the terms set forth in this Agreement, (i) the Mergers will constitute a reorganization within the meaning of
Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of Robinson
Common upon receipt of AMBANC Common (except for cash received in lieu of fractional shares); (iii) the basis of shares of AMBANC Common received by the shareholders of Robinson will be the same as the basis of shares of Robinson Common exchanged therefor; and (iv) the holding period of shares AMBANC Common received by the shareholders of Robinson will include the holding period of the shares of Robinson Common exchanged therefor, provided such shares were held as capital assets of the Effective Time; and
     (h) Robinson shall have received an opinion of Kemper Securities, Inc. or another qualified investment banking firm or other qualified financial expert to the effect that, as of the date of the mailing of the Proxy
Statement/Prospectus to the shareholders of Robinson, the Holding Company Merger was fair to the shareholders of Robinson from a financial point of view and such opinion shall not have been amended or withdrawn on or prior to the Closing Date.

                     ARTICLE SEVEN
              TERMINATION OR ABANDONMENT
     SECTION 7.01.  MUTUAL AGREEMENT.  This Agreement
may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether shareholder approval of this Agreement and the Holding Company Merger by the shareholders of Robinson shall have been previously obtained.
     SECTION 7.02.  BREACH OF REPRESENTATIONS OR
AGREEMENTS. In the event that there is a material breach in any of the representations and warranties or agreements of AMBANC or Robinson which breach is not cured within thirty (30) days after written notice to cure such breach is given by the non-breaching party, then the non-breaching party, regardless of whether shareholder approval of this Agreement and the Holding
Company Merger shall have been previously obtained, may terminate and cancel this Agreement by providing written notice thereof within ten (10) days after such thirty (30) day period to the other party hereto.
     SECTION 7.03.  ENVIRONMENTAL REPORTS.  AMBANC may
terminate this Agreement to the extent provided by
Section 4.05 by giving written notice thereof to Robinson.
     SECTION 7.04.  FAILURE OF CONDITIONS.  In the
event any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether shareholder approval of this Agreement and the Holding Company Merger shall have been previously obtained, terminate and cancel this Agreement on the Closing Date by delivery of written notice thereof to the other party on such date.
     SECTION 7.05.  APPROVAL DENIED.  If any regulatory
application filed pursuant to Section 5.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled.
However, it is understood that a request for additional information or undertaking by AMBANC, as a condition for approval, shall not be deemed to be a denial or disapproval so long as AMBANC diligently provides the requested information or, in its sole discretion, accepts such undertaking. In the event an application is denied subject to the right of an appeal, petition for review, or similar such act on the part of AMBANC
(hereinafter referred to as the "appeal"), then the application will be deemed denied unless AMBANC promptly and diligently prepares and files such appeal and continues the appellate process for purposes of obtaining the necessary approval.
     SECTION 7.06.  SHAREHOLDER APPROVAL DENIAL.  If
this Agreement and consummation of the Holding Company
Merger is not approved by the shareholders of Robinson at the Shareholders' Meeting, then either party may terminate this Agreement by giving written notice thereof to the other party.
     SECTION 7.07.  LAPSE OF TIME.  If the Closing Date
does not occur on or prior to November 30, 1995, then this Agreement may be terminated by either party by giving written notice thereof to the other party.
     SECTION 7.08.  PRICE OF AMBANC STOCK.  Robinson
may terminate this Agreement if the weighted average of the prices of all actual trades of AMBANC Common, as reported on the NASDAQ Small Cap Market System for the twenty (20) trading days during which actual trades were made ending on the fifth (5th) trading day prior to the Closing Date, shall be less than $29.00 per share. AMBANC may terminate this Agreement if the weighted average of the prices of all actual trades of AMBANC Common, as reported on the NASDAQ Small Cap
Market System for the twenty (20) trading days during which actual trades were made ending on the fifth (5th) day prior to the Closing Date, shall be greater than $35.00 per share. Notwithstanding anything herein to the contrary, AMBANC may not terminate this Agreement pursuant to the immediately preceding sentence if the price of AMBANC Common, as calculated pursuant to the immediately preceding sentence, has increased to a price of greater than $35.00 per share as the result of the public announcement of an unrelated third party's intention to acquire AMBANC.

                     ARTICLE EIGHT
  THE CLOSING OF THE BANK MERGER AND HOLDING COMPANY
MERGER
     SECTION 8.01.  THE CLOSING.  The closing of the
Bank Merger and the Holding Company Merger (the
"Closing') shall take place at the corporate office of Robinson at 10:00 A.M. Central Standard Time on the

Closing Date described in Section 8.02 of this Agreement.
     SECTION 8.02.  THE CLOSING DATE.  The Closing
shall take place on the first business day of the month following the month during which each of the conditions in Sections 6.01(d) and 6.02(d) is satisfied or waived by the appropriate party or on such later date as Robinson and AMBANC may agree (the "Closing Date").
The Bank Merger shall become effective at the time specified in the certificate to be issued by the Office of the Comptroller of the Currency approving the Bank
Merger. The Holding Company Merger shall be effective upon the later to occur of (i) the filing of the Merger
Agreement in the Office of the Indiana Secretary of State, or (ii) the filing of the Merger Agreement in the Office of the Illinois Secretary of State (the
"Effective Time"), which the parties shall cause to occur after the effectiveness of the Bank Merger and on the Closing Date.
     SECTION 8.03.  ACTIONS AT CLOSING.
     (a)  At the Closing, Robinson shall deliver to
AMBANC:
          (i)  certified copies of the Articles of
     Incorporation and Bylaws of Robinson and the Charter and the Bylaws of The First National Bank in Robinson, as amended;

          (ii) a certificate or certificates signed by the Chief Executive Officer of Robinson stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article Two hereof is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) Robinson has performed and complied in all material respects, unless waived by AMBANC, with all of its obligations and agreements required to be performed hereunder prior to the Closing Date;
          (iii)     certified copies of the resolutions
     of Robinson's Board of Directors and shareholders, approving and authorizing the execution of this Agreement, the Merger Agreement, and authorizing the consummation of the Mergers;
          (iv) certified copies of the resolutions of First National's Board of Directors and shareholder, approving and authorizing the execution of this Agreement and authorizing the consummation of the Bank Merger;
          (v)  the legal opinion of Hinshaw &
     Culbertson, counsel for Robinson, in the form attached hereto as Exhibit 8.07(a);

     (b)  At the Closing, AMBANC shall deliver to
Robinson:
          (i)  certified copies of the Articles of
     Incorporation/Charters and Bylaws of AMBANC and each of its subsidiaries, as amended;
          (ii)  a Certificate signed by the Chief
     Executive Officer of AMBANC stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) AMBANC has performed and complied in all material respects, unless waived by Robinson, with all of its obligations and agreements required to be performed hereunder prior to the Closing Date;
          (iii)  certified copies of the resolutions of
     AMBANC's Board of Directors authorizing the execution of this Agreement, the Merger Agreement, and the consummation of the Mergers;
          (iv) certified copies of the resolutions of Farmer's Board of Directors authorizing the execution of this Agreement and the consummation of the Bank Merger;

          (v)  certified copies of the resolutions of
     FRB Corp.'s Board of Directors and shareholder, as required for valid approval of the execution of the Merger Agreement and the consummation of the Holding Company Merger; and
          (vi)  the legal opinion of Leagre & Barnes,
     counsel for AMBANC, in the form attached hereto as
     Exhibit 8.07(b).
     (c) At the Closing, the parties shall execute and/or deliver to one another such other documents and instruments and take such actions as shall be necessary or appropriate to consummate the Mergers.

                     ARTICLE NINE
                  GENERAL PROVISIONS
     SECTION 9.01.  CONFIDENTIAL INFORMATION.  The
parties acknowledge the confidential and proprietary nature of "Information" (as hereinafter described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents.

Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction contemplated herein. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.
     SECTION 9.02.  RETURN OF DOCUMENTS.  Upon
termination of this Agreement without the Holding
Company Merger becoming effective, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions in whole or in part of such Information.
     SECTION 9.03.  LIABILITIES.  In the event that
this Agreement is terminated or the Bank Merger or the Holding Company Merger is abandoned pursuant to the provisions of Article VII hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 7.02 hereof on account of a knowing breach of any of the representations and warranties set forth herein or any willful or deliberate breach of the agreements or covenants set forth herein, then the terminating party shall be entitled to recover appropriate damages from the other party; provided, further that, in addition to the foregoing, if this Agreement is terminated by Robinson because of the knowing breach by AMBANC of any of the representations and warranties set forth herein or any willful or deliberate breach by AMBANC of any of the agreements or covenants set forth herein, then
AMBANC will pay Robinson one-half of the cost of any Phase One environmental reports that were effected pursuant to Section 4.05 (xiii) or Section 4.05.
     SECTION 9.04.  NOTICES.  Any notice or other
communication hereunder shall be in writing and shall be deemed to have been given or made (a) on the date of delivery, in the case of hand delivery, or (b) three
(3) business days after deposit in the United States
Registered or Certified Mail, with mailing receipt postmarked by the Postal Service to show date of mailing, postage prepaid, (c) on the next business day after deposit with a reputable overnight carrier, or

(d) upon actual receipt if transmitted during business hours by fax (but only if receipt of a legible copy of such transmission is confirmed by the recipient);
addressed (in any case) as follows:
     (a)  If to AMBANC:
               AMBANC Corp.
               302 Main Street
               Box 438
               Vincennes, Indiana 47591
               Attn: Robert G. Watson, Chairman of the
Board
               FAX:  (812) 885-6403
          with a copy to:
               Leagre & Barnes
               9100 Keystone Crossing
               Suite 800
               P. O. Box 40609
               Indianapolis, Indiana 46240-0609
               Attn: John R. Zerkle
               FAX:  (317) 846-7900

and

     (b)  If to Robinson:

               First Robinson Bancorp
               300 West Main Street
               Robinson, Illinois 62454
               Attn: David L. Musgrave, President
               FAX:  (618) 546-5282

          with a copy to:

               Hinshaw & Culbertson
               222 North LaSalle Street
               Suite 300
               Chicago, Illinois 60601-1081
               Attn: Thomas B. Hart
                     Timothy M. Sullivan
               FAX:  (312) 704-3001


or to such other address as any party may from time to time designate by notice to the other.
     SECTION 9.05. NONSURVIVAL OF REPRESENTATIONS AND AGREEMENTS. (a) Except as specifically provided below, no representation, warranty, agreement, or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the Effective Time, except those matters addressed in Sections 5.05, 5.06, and 5.07 and the provisions in the Merger Agreement attached hereto regarding the issuance of the AMBANC Common to the shareholders of Robinson), and (b) no representation, warranty, agreement, or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the termination of this Agreement pursuant to Article Seven hereof, except those matters addressed in Sections
9.01, 9.02 and 9.03 hereof.
     SECTION 9.06. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.
     SECTION 9.07.  HEADINGS AND CAPTIONS.  The
captions of Articles, Sections and Subsections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.
     SECTION 9.08.  WAIVER, AMENDMENT OR MODIFICATION.
The conditions of this Agreement which may be waived may only be waived by written notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.
     SECTION 9.09. RULES OF CONSTRUCTION. Unless the context otherwise requires (a) a term used herein has the meaning assigned to it, and (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.
     SECTION 9.10.  COUNTERPARTS.  This Agreement may
be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.
     SECTION 9.11.  SUCCESSORS AND ASSIGNS.  This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.
     SECTION 9.12. GOVERNING LAW; ASSIGNMENT. This Agreement shall be governed by the laws of the State of Indiana. This Agreement may not be assigned by either of the parties hereto.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              AMBANC CORP.



                         By
                              Robert G. Watson
                              Chairman of the Board

                              FIRST ROBINSON BANCORP



                         By
                              David L. Musgrave
                              President

                              FRB CORP.


                         By
                              Robert G. Watson
                              President

                              THE FIRST NATIONAL BANK
                              IN ROBINSON


                         By
                              David L. Musgrave
                              President

                              FARMERS' STATE BANK OF
                              PALESTINE


                         By
                              Judith K. Adams
                              President

                            Appendix A to Agreement and
                             Plan of Merger dated as of
                                          June 19, 1995












                    MERGER AGREEMENT


                         AMONG


                FIRST ROBINSON BANCORP
               (AN ILLINOIS CORPORATION)


                          AND



                       FRB CORP.
               (AN INDIANA CORPORATION)



                   AND JOINED IN BY


                     AMBANC CORP.
               (AN INDIANA CORPORATION)





                                          June 19, 1995

     THIS MERGER AGREEMENT made and entered into as of June 19, 1995, between First Robinson Bancorp, an
Illinois corporation located at 300 West Main Street,
Robinson, Crawford County, Illinois 62454 ("Robinson"), and FRB Corp., an Indiana corporation located at 302
Main Street, Vincennes, Knox County, Indiana 47591, and joined by AMBANC Corp., an Indiana corporation
("AMBANC"),

                 W I T N E S S E T H:

     WHEREAS, FRB Corp. is a wholly owned subsidiary of AMBANC; and

     WHEREAS, Robinson, AMBANC and FRB Corp. deem it advisable for their benefit respectively, and for the benefit of their respective shareholders, for Robinson to merge with and into FRB Corp. pursuant to this Merger Agreement in accordance with the Acts (as defined in Section 1.01); and

     WHEREAS, the Boards of Directors of Robinson and AMBANC have approved an Agreement and Plan of Merger that was executed and delivered as of June 19, 1994 between them (the "Agreement and Plan of Merger");

     NOW, THEREFORE, the parties hereby agree as follows:

                      ARTICLE ONE
              THE HOLDING COMPANY MERGER

     SECTION 1.01.  THE HOLDING COMPANY MERGER.
Pursuant to the terms and provisions of this Merger
Agreement and the Illinois Bank Holding Company Act of
1957, the Illinois Business Corporation Act of 1993
("Illinois Law"), and the Indiana Business Corporation

Law ("Indiana Law") (referred to herein collectively as the "Acts"), Robinson shall merge with and into FRB
Corp. (the "Holding Company Merger").  The Holding
Company Merger shall be effective upon the later to occur of (i) the filing of this Merger Agreement in the Office of the Indiana Secretary of State, or (ii) the filing of this Merger Agreement in the Office of the Illinois Secretary of State (the "Effective Time").

     SECTION 1.02.  MERGING CORPORATION.  Robinson
shall be the merging corporation under the Holding
Company Merger and its corporate identity and existence, separate and apart from FRB Corp., shall cease on consummation of the Holding Company Merger.

     SECTION 1.03.  SURVIVING CORPORATION.  FRB Corp.
shall be the surviving corporation in the Holding
Company Merger and the Articles of Incorporation and Bylaws of FRB Corp. in effect prior to the Holding
Company Merger shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

                      ARTICLE TWO
          TERMS OF THE HOLDING COMPANY MERGER
               AND CONVERSION OF SHARES

     SECTION 2.01.  EFFECT OF THE HOLDING COMPANY
MERGER. The Holding Company Merger shall have all of the effects provided by the Acts.

     SECTION 2.02.  CONVERSION OF SHARES.

     (a) At the Effective Time, each share of common stock, no par value, of Robinson (the "Robinson
Common") issued and outstanding immediately prior to the Effective Time, other than shares the holders of which have duly exercised and perfected their dissenters' rights under the Acts, by virtue of the Holding Company Merger and without any action on the part of the holders thereof, shall be converted into the right to receive 5.3398 shares of AMBANC Common
Stock, $10.00 par value per share (the "AMBANC Common), subject to Section 2.03 regarding the payment of cash in lieu of fractional shares (the "Merger
Consideration").

     (b) At the Effective Time, each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Robinson Common (the "Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger Consideration upon the surrender of such Certificate or Certificates in accordance with
Section 2.04.

     (c) If between the date of the Agreement and Plan of Merger and the Effective Time a share of AMBANC
Common shall be changed into a different number of shares of AMBANC Common or a different class of shares by reason of any reclassification, recapitalization or split-up or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of AMBANC Common into which a share of Robinson Common shall be converted pursuant to subsection (a) above shall be appropriately and proportionately adjusted so that each shareholder of Robinson shall be entitled to receive such number of shares of AMBANC Common as such shareholder would have received pursuant to such reclassification, recapitalization, or split up or as a result of such stock dividend had the record date therefor been immediately following the Effective Time of the Holding
Company Merger.

     (d) If any holders of Robinson Common dissent from the Holding Company Merger and demand appraisal of their shares under Illinois Law, any issued and outstanding shares of Robinson Common held by such dissenting holders shall not be converted as described in this Section 2.02 but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to Illinois Law; provided, however, that each share of Robinson Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand for appraisal or lose his or her right of appraisal shall have only such rights provided under the Illinois Law.

     SECTION 2.03.  FRACTIONAL SHARES.  No fractional
shares of AMBANC Common shall be issued and, in lieu thereof, holders of shares of Robinson Common who would otherwise be entitled to a fractional share interest
(after taking into account all shares of Robinson
Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest multiplied by $32.00.

     SECTION 2.04.  EXCHANGE PROCEDURES; SURRENDER OF
CERTIFICATES.

     (a)  Bank One, N.A., Indianapolis, shall act as
Exchange Agent in the Holding Company Merger (the
"Exchange Agent"). Prior to the Effective Time, AMBANC shall deliver to Robinson for its review a copy of any agreement or agreements pursuant to which the Exchange Agent agrees to serve as such.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as AMBANC may reasonably specify)
(each such letter, the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger
Consideration. As soon as reasonably practical after surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange
Agent shall transmit to the holder of such Certificate the Merger Consideration. No interest on the Merger
Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered
Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. AMBANC reserves the right in all cases involving more than twenty-five (25) shares of Robinson Common to require that a surety bond on terms and in an amount satisfactory to AMBANC be provided to AMBANC at the expense of the Robinson shareholder in the event that such shareholder claims loss of a Certificate for Robinson Common and requests that AMBANC waive the requirement for surrender of such Certificate.

     (c) No dividends that are otherwise payable on shares of AMBANC Common constituting the Merger
Consideration shall be paid to persons entitled to receive such shares of AMBANC Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of AMBANC Common shall be issued any dividends which shall have become payable with respect to such shares of AMBANC Common (without interest and less the amount of taxes, if any, which may have been imposed thereon) between the Effective Time and the time of such surrender.

                     ARTICLE THREE
          AMENDMENT; TERMINATION; ASSIGNMENT

     SECTION 3.01.  AMENDMENT.  At any time prior to
the Effective Time, the parties to this Agreement by mutual written agreement authorized by their respective
Boards of Directors (and whether before or after the shareholders of FRB and Robinson have approved and adopted this Agreement) may amend this Agreement;
provided, however, that if the shareholders of FRB and Robinson have approved and adopted this Agreement, any such amendment shall not have a material adverse effect on the shareholders of Robinson.

     SECTION 3.02.  TERMINATION.  This Merger Agreement
may be terminated by the parties hereto prior to the

Effective Time under the circumstances provided in, and strictly in accordance with, the provisions of the Agreement and Plan of Merger.

     SECTION 3.03.  SUCCESSORS AND ASSIGNS.  This
Merger Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but none of the provisions hereof shall inure to the benefit of any other person, firm, or corporation whomsoever. Neither this Merger Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or transferred by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement as of the day and year first above written.

                              FIRST ROBINSON BANCORP



                         By
                              David L. Musgrave,
                              President

Attest ______________________


                              FRB CORP.



                         By
                              Robert G. Watson,
                              President


Attest ______________________



     AMBANC Corp. hereby joins in the foregoing Merger
Agreement and understands that it will be bound thereby.


                                   AMBANC CORP.




By_______________________________
                                      Robert G. Watson,
                                      President

Attest ______________________

                    EXHIBIT 8.07(a)

         LEGAL OPINION OF HINSHAW & CULBERTSON

           [HINSHAW & CULBERTSON LETTERHEAD]




_____________, 1995

AMBANC Corp.
302 Main Street
Vincennes, Indiana  47591

Gentlemen:

     We have acted as counsel for First Robinson
Bancorp, an Illinois corporation ("Robinson") and The
First National Bank in Robinson, a national banking association ("First National"), in connection with the Amended Agreement of Merger and Plan of Reorganization dated June 19, 1995 (the "Agreement of Merger"), among
Robinson, AMBANC Corp., an Indiana corporation
("AMBANC"), FRB Corp., an Indiana corporation, and
Farmers State Bank of Palestine, an Illinois state-chartered commercial bank, and the Merger Agreement dated June 19, 1995 (the "Merger Agreement"), between
Robinson and FRB Corp., and joined in by AMBANC (the
Agreement of Merger and the Merger Agreement are referred to collectively herein as the "Agreements").
This opinion is being delivered to you pursuant to
Section 1.07(a) of the Agreement of Merger. Terms used herein that are defined in the Agreements shall have the meaning set forth therein unless otherwise defined herein.

     In connection with this opinion, we have examined the Agreements, the Articles of Incorporation and Bylaws of Robinson, the Charter and Bylaws of The First
National Bank in Robinson ("First National"), officers' certificates, and such other corporate documents and records of Robinson and First National and public documents and records as we have deemed necessary or appropriate for this opinion. As to questions of fact material to our opinion, we have relied upon representations of (a) officers of Robinson and First
National, and (b) public officials, none of which representations has been independently verified by us.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and conformity to the original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of the latter documents, and the due authorization, execution and delivery of all documents by parties other than Robinson and First National.

     Based solely on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     1. Robinson is a corporation duly incorporated and in good standing under the laws of the State of Illinois, and First National is a national banking association duly organized and in good standing under the laws of the United States of America. Robinson and First National each have all requisite corporate power and authority and all licenses, permits, and authorizations necessary to own and operate its properties and assets, to incur all of its liabilities, and to carry on its business as it now is being conducted. Robinson and First National have all requisite corporate power and authority to enter into the Agreements and to consummate the transactions contemplated by the Agreements.

     2.  To the best of our knowledge after due
inquiry, Robinson holds all of the issued and outstanding shares of capital stock of First National free and clear of any claims, liens, pledges and other encumbrances.

     3. All corporate acts and other proceedings required to be taken by Robinson and First National to authorize the execution, delivery and performance of the Agreements have been duly taken. The Agreements have been duly executed and delivered by Robinson and First National and constitute legal, valid, and binding obligations of Robinson and First National enforceable against Robinson and First National in accordance with their terms, subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally from time to time in effect and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

     4.  To the best of our knowledge after due
inquiry, neither the execution and the delivery by Robinson and First National of the Agreements nor the consummation of the transaction contemplated by the Agreement will constitute a default under or a material violation of any provision of, nor will the consummation of the transaction contemplated by the Agreement afford any party a right to accelerate any indebtedness under, the Articles of Incorporation or Bylaws of Robinson, the Charter or Bylaws of First
National, any material promissory note, indenture or other evidence of indebtedness or security therefor, or any material lease, contract, or other commitment or agreement to which Robinson or First National is a party or by which either Robinson or First National or its property is bound, any statute, regulation, or rules, or any judgment, order, or decree against Robinson or First National.

     5. Except as set forth in the Agreements or the Disclosure Schedule and to the best of our knowledge after due inquiry, no consent, approval, order or authorization of, or registration, declaration or filing with or notice to any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other governmental entity or entities is required to be obtained or made by Robinson or First National in connection with the execution and delivery of the Agreements or the consummation by Robinson or First
National of the transaction contemplated by the Agreement.

     6. Robinson's authorized capital stock consists of 240,000 shares of common stock, no par value per share (the "Robinson Common"). To the best of our knowledge after due inquiry, 119,200 of such shares are issued and outstanding, and 800 shares of such shares are being held by Robinson as Treasury stock.
To the best of our knowledge, none of the shares of Robinson Common has been issued in violation of the preemptive or subscription rights of any person. To the best of our knowledge after due inquiry, there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Robinson or contracts, commitments, understandings or arrangements by which Robinson is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. To the best of our knowledge, Robinson has no obligation, contingent or otherwise, to reacquire any shares of Robinson
Common.

     7. First National's authorized capital stock consists of 60,000 shares of common stock, $10.00 par value per share (the "First National Common"). To the best of our knowledge after due inquiry, all 60,000 of such shares are issued and outstanding. To the best of our knowledge, none of the shares of First National
Common has been issued in violation of the preemptive or subscription rights of any person. To the best of our knowledge after due inquiry, there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of

First National or contracts, commitments, understandings or arrangements by which First National is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. To the best of our knowledge, First
National has no obligation, contingent or otherwise, to reacquire any shares of First National Common.

     8. Except as disclosed in the Disclosure Schedule and to the best of our knowledge after due inquiry, there is no material litigation, claim or other proceeding pending or threatened before any judicial, administrative or regulatory agency or tribunal against Robinson or First National, or to which the property of Robinson or First National are subject, which can reasonably be expected to result in any material adverse change in the financial condition, operations, or business of Robinson and First National taken as a whole. We have not made any particular investigation with respect to the subject matter of this paragraph of any court, agency or other governmental records and have relied upon certification of officers of Robinson and First National verifying certain factual information therein.

     The foregoing opinions are based on and are limited to the laws of the State of Illinois, and the laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

     This opinion is solely for the benefit of the addressee hereof in connection with the closing of the transactions contemplated by the Agreements, and no other person or entity may rely upon this opinion without the prior, express written consent of this firm. This opinion is based on our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                              Very truly yours,



                              Hinshaw & Culbertson

                    EXHIBIT 8.07(b)

           LEGAL OPINION OF LEAGRE & BARNES

             [LEAGRE & BARNES LETTERHEAD]




___________, 1995

First Robinson Bancorp
300 West Main Street
Robinson, Illinois  62454

Gentlemen:

     We have acted as counsel for AMBANC Corp., an Indiana corporation ("AMBANC"), and Farmers' State Bank of Palestine, an Illinois state-chartered commercial bank ("Farmers'"), in connection with the Agreement of Merger and Plan of Reorganization dated June 19, 1995
(the "Agreement of Merger"), among First Robinson
Bancorp, an Illinois corporation ("Robinson"), AMBANC,
FRB Corp., an Indiana corporation, The First National
Bank in Robinson, a national banking association, and Farmers, and the Merger Agreement dated June 19, 1995
("the Merger Agreement") between Robinson and FRB Corp.
and joined in by AMBANC (the Agreement of Merger and the Merger Agreement are referred to collectively herein as the "Agreements"). This opinion is being delivered to you pursuant to Section 1.07(b) of the Agreement of Merger. Terms used herein that are defined in the Agreements shall have the meaning set forth therein unless otherwise defined herein.

     In connection with this opinion, we have examined and relied upon the Agreements, the Articles of Incorporation and Bylaws of AMBANC and FRB Corp. and the Charter and Bylaws of Farmers', officers' certificates, and such other corporate documents and records of AMBANC, FRB Corp., and Farmers' and public documents and records as we have deemed necessary or appropriate for this opinion. As to questions of fact material to our opinion, we have relied upon representations of offices of AMBANC and Farmers', and public officials, none of which representations have been independently verified by us. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and conformity to the original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of the latter documents, and the due authorization, execution and delivery of all documents by parties other than AMBANC, FRB Corp., and Farmers'.

     Based solely on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     1. AMBANC is a corporation duly incorporated and validly existing under the laws of the State of Indiana, FRB Corp. is a corporation duly incorporated and in good standing under the laws of the State of Indiana, and Farmers' is a commercial banking corporation duly incorporated and validly existing under the laws of the State of Illinois. AMBANC, FRB
Corp. and Farmers' each has all requisite corporate power and authority and all licenses, permits, and authorizations necessary to own and operate its properties and assets, to incur all of its liabilities, and to carry on its business as it is now being conducted. AMBANC, FRB Corp. and Farmers' each has all requisite corporate power and authority to enter into the Agreements, to merge Farmers' with First National and to merge FRB Corp. with Robinson in accordance with the terms of the Agreements, and to consummate the transactions contemplated by the Agreements.

     2.  To the best of our knowledge after due
inquiry, AMBANC holds all of the issued and outstanding shares of capital stock of FRB Corp., and Farmers' free and clear of any claims, liens, pledges and other encumbrances.

     3. All corporate acts and other proceedings required to be taken by AMBANC, FRB Corp. and Farmers' to authorize the execution, delivery and performance of the Agreements have been duly taken. The Agreements have been duly executed and delivered by AMBANC, FRB
Corp. and Farmers' and constitute legal, valid, and binding obligations of each of AMBANC, FRB Corp. and Farmers' enforceable against each in accordance with their terms, subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally from time to time in effect and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

     4.  Each of AMBANC's subsidiaries is duly
organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

     5.  To the best of our knowledge after due
inquiry, neither the execution and the delivery by AMBANC, FRB Corp. or Farmers' of the Agreements nor the consummation of the transaction contemplated by the Agreements will constitute a default under or a material violation of any provision of, nor will the consummation of the transaction contemplated by the Agreements afford any party a right to accelerate any indebtedness under, the Articles of Incorporation or Bylaws of AMBANC or FRB Corp., any material promissory note, indenture or other evidence of indebtedness or security therefor, or any material lease, contract, or other commitment or agreement to which AMBANC, FRB
Corp., or Farmers' is a party or by which either
AMBANC, FRB Corp., or Farmers' or its property is bound, any statute, regulation, or rules, or any judgment, order, or decree against AMBANC, FRB Corp., or Farmers'.

     6. Except as set forth in the Agreements and to the best of our knowledge after due inquiry, no consent, approval, order or authorization of, or registration, declaration or filing with or notice to any court, administrative agency, or commission or other governmental authority or instrumentality, domestic or foreign, or any other governmental entity or entities is required to be obtained or made by AMBANC, FRB Corp., or Farmers' in connection with the execution and delivery of the Agreements or the consummation by AMBANC, FRB Corp., or Farmers' of the transaction contemplated by the Agreement.

     7. AMBANC's authorized capital stock consists of 5,000,000 shares of common stock, $10 par value per share ("AMBANC Common"), and 200,000 shares of preferred stock, no par value. To the best of our knowledge after due inquiry, _________ shares of AMBANC
Common are issued and outstanding, and no shares of preferred stock have been issued.

     8. The shares of AMBANC Common that are to be issued to the security holders of Robinson pursuant to the Holding Company Merger have been duly authorized and, when so issued in accordance with the terms of the Agreements, will be validly issued and outstanding, fully paid and nonassessable.

     9.  To the best of our knowledge after due
inquiry, there is no material litigation, claim or other proceeding pending or threatened before any judicial, administrative or regulatory agency or tribunal against AMBANC or any of its subsidiaries, or to which the property of AMBANC or any of its subsidiaries is subject, which can reasonably be expected to result in any material adverse change in the financial condition, operations, or business of AMBANC and its subsidiaries taken as a whole.

     The foregoing opinions are based on and are limited to the laws of the State of Indiana and Illinois, and the laws of the United States of America, and we express no opinion with regard to the laws of any other jurisdiction.

     This opinion is solely for the benefit of the addressee hereof in connection with the closing of the transactions contemplated by the Agreements, and no person or entity may rely upon this opinion without the prior, express written consent of this firm. This opinion is based on our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                              Very truly yours,



                              LEAGRE & BARNES

           AGREEMENT OF DIRECTORS CONCERNING
                  AGREEMENT OF MERGER


     Each of the undersigned, being all of the Directors of First Robinson Bancorp ("Robinson"), having voted as such Director for the approval and adoption by Robinson of that certain Amended Agreement of Merger and Plan of Reorganization among Robinson, AMBANC Corp. ("AMBANC"), The First National Bank in
Robinson, FRB Corp., and Farmers' State Bank in
Palestine whereby AMBANC will acquire all of the outstanding capital stock of Robinson in exchange for common stock of AMBANC (the "Holding Company Merger"), in consideration of the benefits to be derived from the consummation of such Merger and in consideration of the mutual agreements made herein, and in order to induce
AMBANC to execute and deliver the Agreement of Merger and Plan of Reorganization to Robinson and to proceed with the consummation of the Holding Company Merger and to incur the expenses required in connection therewith, hereby irrevocably covenants and agrees with one another and with each of the parties to such Amended
Agreement of Merger and Plan of Reorganization that the undersigned: (a) will support the consummation of the Holding Company Merger and, subject to fiduciary duties, will recommend the Holding Company Merger for approval and adoption by the shareholders of Robinson;
(b) will vote all shares of common stock of Robinson
("FRB Common") now or hereafter beneficially owned by him or her, in person or by proxy, at any meeting of the shareholders of Robinson or adjournments thereof, in favor of the approval and adoption of the Amended
Agreement of Merger and Plan of Reorganization; and
(c) until such time as the Holding Company Merger has been consummated or the Amended Agreement and Plan of Reorganization of Merger has been duly terminated in accordance with the provisions thereof, will not transfer any shares of FRB Common, or any right or option with respect thereto or any interest therein, without first obtaining from the transferee thereof and furnishing to AMBANC a written agreement of such transferee substantially to the effect of the agreements herein made and in form and substance acceptable to AMBANC.

     The undersigned represents and warrants that he or she (except to the extent indicated below) is the sole record and beneficial owner of (and has sole rights to vote and to dispose of) the number of shares of FRB
Common indicated beside his or her signature below.

     EXECUTED AND DELIVERED as of June 19, 1995.


                (_____ shares)          (______ shares)


                (_____ shares)          (______ shares)


                (_____ shares)          (______ shares)


                (_____ shares)


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